UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2008

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway
Suite 212
Boca Raton, FL 33432
 (Address of principal executive offices and Zip Code)

(561) 953-4353
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2008, Mr. Kevin R. Keating, a member of our Board of Directors and Audit Committee, advised us that he is resigning all such positions with the Company effective immediately in order to pursue other interests. Mr. Keating has not expressed any disagreements with the Company relating to the Company’s financial operations, policies or practices.

Item 8.01 Other Events.

On September 17, 2008, we amended (the “Amendment”) a certain Promissory Note originally issued to Keating Investments, LLC on December 21, 2007 (the “Note”).

Pursuant to the Amendment, among other things, we have agreed to: (i) extend the maturity date of the Note until December 31, 2009 from the original maturity date of June 20, 2008, (ii) provide for acceleration of repayment of the principal and interest due under the Note in the event that the Company raises certain amounts of capital, (iii) commence on April 30, 2009 monthly payments toward the principal amount due under the Note in the amount of $7,500 per month, (iv) waive any penalty interest that might have otherwise been due following the original maturity date, and (v) eliminate the ability of the Company to repay the Note through the provision of equity in the Company.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Amendment dated September 17, 2008 to the Promissory Note of Bonds.com Group, Inc. originally issued to Keating Investments, Inc. on December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
John J. Barry IV
Chief Executive Officer